SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

BrandywineGlobal-Global Income Opportunitiies Fund Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


   Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708,
    Saddle Brook, NJ 07663 (201) 881-7111 // Fax: (201) 556-0097
      // pgoldstein@bulldoginvestors.com


						February 12, 2020

Dear Stockholder of BrandywineGLOBAL - Global Income Opportunities Fund (BWG)


Over the last 5 years, BWG's annualized return based upon its net asset value
(NAV) has been a measly 1.73% per annum vs. 7.58% for its peer group of eleven closed-end global income funds. Moreover, BWG's yield is the second lowest in the peer group. That could be why BWG's shares have long traded at a double-digit discount to NAV.

At the annual meeting, we intend to present a proposal to afford all stockholders an opportunity to realize a price for their shares at or close to NAV via a self-tender offer. That would adversely affect Legg Mason's fees so it and BWG's directors, each of whom receives around $300,000 or more per year to oversee Legg Mason funds, oppose our proposal. Therefore, we are also nominating two persons as directors who have no ties to Legg Mason.

To make sure we do not succeed, BWG's board recently adopted a bylaw that violates the ethical standards Legg Mason expects from its portfolio companies. That bylaw replaced a plurality vote standard for contested elections with a requirement that a challenger in a competitive election must obtain a majority of the votes entitled to be cast to be elected. Thus, even if a challenger receives more votes than an incumbent director, the result will likely be a so-called "failed election" which would leave the incumbent director in his or her position as a "holdover" (or unelected) director. Notably, a fund managed by Legg Mason states that its portfolio companies must have "a carve-out for a plurality vote standard when there are more nominees than board seats (i.e. contested election). In addition, [that same fund] strongly encourages...a post-election director resignation policy...to promptly address situations involving holdover directors." Despite that lofty standard, and contrary to what Legg Mason expects from its portfolio companies, if BWG has any "holdover directors," they can remain on the board indefinitely.

Legg Mason and the board of BWG seem to have forgotten that they have a fiduciary duty to establish a fair election procedure. Consequently, we are proposing that they replace BWG's new "rigged election" bylaw with this one:
"The nominees that receive the most votes cast at a meeting at which a quorum is present shall be elected as directors."

                   BUT WAIT, THERE'S MORE!

Adopting a "rigged election" bylaw was not enough for Legg Mason. While claiming to protect small stockholders of BWG, Legg Mason unilaterally decided to dilute their voting power and hand it to institutions. Here's how. BWG has about 21 million shares of common stock outstanding. Also, until recently, BWG had 500 shares of unregistered preferred stock that it issued at $100,000 per share for a total of $50 million. Thus, the institutions that owned preferred stock had almost no voting power relative to the common stockholders. Legg Mason decided to redeem that preferred stock and replace it with 5 million shares of new preferred stock worth $10 per share which it sold to institutions. Legg Mason knew that those institutions would not care about the discount on the common stock and therefore will almost surely vote against our self-tender offer proposal. Since there is no conceivable business reason to issue low priced unregistered preferred stock to institutions, Legg Mason's only possible motive was to impair the voting power of BWG's small common stockholders. Thus, although Legg Mason says it is protecting the interests of small investors, its actions demonstrate that it speaks with a forked tongue.

Lastly, BWG's board has authorized about $340,000 to solicit proxies for the annual meeting, almost 10 times what it spent last year. As we see it, that expense is for the benefit of Legg Mason. Therefore, it should be paid by Legg Mason, not BWG's stockholders.

In sum, Legg Mason has elected to place its own interests above those of BWG's "mom and pop" stockholders. It is unfortunate that a formerly reputable fund manager like Legg Mason has become a poster child for bad corporate governance and self-serving behavior. Until it abides by the ethical principles it advocates for its portfolio companies, we think investors should be wary about entrusting their assets to Legg Mason. Your vote on the enclosed Green Proxy Card will encourage Legg Mason to mend its ways and remind Legg Mason that it works for BWG's stockholders, not vice versa.

				***

   PLEASE RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE FOR THE SELF-TENDER OFFER PROPOSAL, THE PROPOSAL TO RESCIND THE "RIGGED ELECTION" BYLAW, AND OUR NOMINEES. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED AGAINST THE BOARD'S NOMINEES), YOU MUST STILL VOTE OUR GREEN PROXY CARD TO VOTE FOR OUR NOMINEES.

   IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

						Very truly yours,

						/S/Phillip Goldstein

						Phillip Goldstein
						Managing Member
					        Bulldog Investors, LLC


PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE
SOLICITATION BY THE BOARD OF DIRECTORS OF BRANDYWINEGLOBAL -
      GLOBAL INCOME OPPORTUNITIES FUND INC.
    FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to stockholders of BrandywineGLOBAL - Global Income Opportunities Fund Inc. (the "Fund") of record as of
January 7, 2020. We are soliciting a proxy to vote your shares at the 2020 annual meeting of stockholders (the "Meeting") scheduled for March 20, 2020. Please refer to the Fund's proxy soliciting material for detailed additional information concerning the Meeting and the matters to be considered by stockholders. This proxy statement and the enclosed GREEN proxy card are first being sent to stockholders on or about February 12, 2020.

			INTRODUCTION

There are four matters to be voted upon at the Meeting: (1) the election of three directors, (2) the ratification of PricewaterhouseCoopers LLP ("PwC") as the Fund's independent registered public accountants, (3) a non-binding proposal to conduct a self-tender offer, and (4) a non-binding proposal to amend the Fund's bylaws in order to minimize the possibility of a failed election and holdover directors. We are soliciting a proxy to vote your shares FOR the election of the two nominees named below, FOR the ratification of PwC as the Fund's independent registered public accountant, and FOR each proposal.

			REASONS FOR THE SOLICITATION

For at least the last five years, the Fund's common shares have traded at a discount of more than 10% below their net asset value ("NAV"). Consequently, our affiliate informed the board that it would present a proposal at the Meeting to authorize a self-tender offer for the common shares at or close to NAV. The board of directors then implemented several anti-takeover measures including a bylaw change that makes it virtually impossible for stockholders to elect any directors other than the incumbents. This solicitation is intended to give stockholders an opportunity to express their views about the "rigged election" bylaw. In addition, we may litigate to challenge its validity.

   			HOW YOUR PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR our nominees, FOR the ratification of PwC as the Fund's registered public accountant, and FOR each proposal.

			VOTING REQUIREMENTS

As of January 7, 2020, the Fund had 20,989,795 shares of common stock and 5,000,100 shares of preferred stock outstanding. A stockholder is entitled to cast one vote for each share held. A quorum will exist if the holders of a majority of the Fund's outstanding shares are present or represented by proxy. If a quorum exists, (1) the holders of the preferred stock and the common stock will vote together as a single class to elect two directors and on each proposal; (2) the third director will be elected solely by the holders of the preferred stock; (3) the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the Meeting is required to elect each director; (4) for purposes of the election of directors, abstentions and broker non-votes are votes entitled to be cast, and will therefore have the same effect as votes "against" the election of that director; and (5) with respect to each of the other matters, (a) the affirmative vote of a majority of the votes cast by the stockholders will decide it and (b) abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on its outcome.

PROPOSAL 1: ELECTION OF DIRECTORS

Our affiliate intends to nominate the following persons for election as directors by all stockholders. (We do not intend to nominate anyone to represent the preferred stockholders.) Mr. Das beneficially owns 850 common shares and Mr. Dakos does not own any shares. However, because of Mr. Dakos' role with Bulldog Investors, an investment advisor whose clients beneficially own 946,709 common shares of the Fund, he may be deemed to beneficially own such shares. He disclaims beneficial interest in all such shares except to the extent of any pecuniary interest in such clients' accounts. Our nominees are advocates for stockholder democracy, good corporate governance and enhancing stockholder value. There are no arrangements or understandings between any nominee and Bulldog Investors or its affiliates in connection with the nominations.

    Rajeev Das (born 1968) - Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private investment funds; Head Trader of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Director and Chairman of the Audit Committee of the Mexico Equity & Income Fund; Trustee and member of the Transitional Investment Committee of High Income Securities Fund (f/k/a Putnam High Income Securities Fund); Vice President of Special Opportunities Fund, Inc.; Secretary of The Swiss Helvetia Fund, Inc.

    Andrew Dakos (born 1966) - Managing Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; President and Director of Special Opportunities Fund; President and Chairman of The Swiss Helvetia Fund, Inc; President, Trustee and member of the Transitional Investment Committee of High Income Securities Fund (f/k/a Putnam High Income Securities Fund); Director of Brookfield DTLA Fund
    Office Trust Investor, Inc.; Trustee of Crossroads Liquidating
    Trust; Director of Emergent Capital, Inc. (until 2017); Director of the Mexico Equity & Income Fund (until 2015).

If no direction is made, this proxy will be voted in favor of the above nominees.

PROPOSAL 2: RATIFICATION OF PWC AS THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Please refer to the board's proxy statement for information regarding this proposal.

If no direction is made, this proxy will be voted FOR this proposal.

PROPOSAL 3: A NON-BINDING PROPOSAL TO CONDUCT A SELF-TENDER OFFER AT OR CLOSE TO NAV

Over the past five years, the Fund's common stock has traded at an average discount of more than 14% to NAV. We think the Board of Directors should authorize a self-tender offer for the Fund's common shares at or close to NAV to afford shareholders an opportunity to receive a price closer to NAV for their shares. If a majority of the Fund's outstanding common shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format. In that case, the tender offer should be cancelled and the Fund should be liquidated or converted into an ETF or an open-end mutual fund.

If no direction is made, this proxy will be voted FOR this proposal.

PROPOSAL 4: THE BOARD SHOULD AMEND THE BYLAWS TO PROVIDE THAT IN A CONTESTED ELECTION, A MAJORITY OF THE VOTES CAST IN THE ELECTION OF DIRECTORS SHALL BE REQUIRED TO ELECT A DIRECTOR.

The purpose of this non-binding proposal is to minimize the possibility of a failed election and holdover directors.

The board recently changed the bylaws to require a nominee for director to obtain a majority of the votes entitled to be (rather than actually) cast in the election of directors to be elected. The only conceivable purpose we can envision for this change is to prevent stockholders from being able to elect the nominees of their choice because any competitive election is almost certain to result in a so-called "failed election" which would leave the incumbent directors in their positions as "holdover" (or unelected) directors - even if they receive fewer votes than their opponents.

We believe the board's adoption of a bylaw designed to prevent stockholders from electing the directors they want to represent them violates the Investment Company Act of 1940 (which requires every share of stock issued by a fund to have equal voting rights with every other share) and is a breach of fiduciary duty. Therefore, the new "rigged election" bylaw should be replaced with the following one:
"The nominees that receive the most votes cast at a meeting at which a quorum is present shall be elected as directors."

If no direction is made, this proxy will be voted FOR this proposal.

     			REVOCATION OF PROXIES

You may revoke your proxy by executing and delivering a later dated proxy or by voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

			THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear the expenses related to this proxy solicitation. Because we believe that all stockholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Stockholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $50,000.

			PARTICIPANTS

As of January 7, 2020, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owned 946,709 common shares of the Fund which were purchased between June 21, 2018 and November 26, 2019.


February 10, 2020



















			PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF BRANDYWINEGLOBAL - GLOBAL INCOME OPPORTUNITIES FUND INC. (THE "FUND") FOR THE FUND'S 2020 ANNUAL MEETING OF STOCKHOLDERS (THE "MEETING").

The undersigned hereby appoints John Grau and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF DIRECTORS.

[  ] FOR 	RAJEEV DAS		[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS			[  ] WITHHOLD AUTHORITY

2: RATIFICATION OF PRICEWATERHOUSECOOPERS LLP ("PWC") AS THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

FOR [   ]			           AGAINST [   ]			                       ABSTAIN [   ]

3.TO CONDUCT A SELF-TENDER OFFER AT OR CLOSE TO NAV.

FOR [   ]			           AGAINST [   ]			                       ABSTAIN [   ]

4. THE BOARD SHOULD AMEND THE BYLAWS TO PROVIDE THAT IN A CONTESTED ELECTION, A MAJORITY OF THE VOTES CAST IN THE ELECTION OF DIRECTORS SHALL BE REQUIRED TO ELECT A DIRECTOR.

FOR [   ]			           AGAINST [   ]			                       ABSTAIN [   ]

Please sign and date below.  Your shares will be voted as directed.
If no direction is made, this proxy will be voted FOR the election of the above nominees as Director and FOR each proposal.The undersigned hereby acknowledges receipt of the proxy statement dated February 10, 2020 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) ________________________ 	Dated: ______________